UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2013 (June 20, 2013)

SPRINT NEXTEL CORPORATION

(Exact name of registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Sprint Parkway,

Overland Park, Kansas 66251

(Address of principal executive offices, including zip code)

(800) 829-0965

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Clearwire Merger Agreement Amendment

On June 20, 2013, Sprint Nextel Corporation, a Kansas corporation (the “Company”) and Collie Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), entered into the Third Amendment to Agreement and Plan of Merger, dated as of December 17, 2012, as amended on April 18, 2013 and May 21, 2013 (the “Third Amendment” and, such agreement as so amended, the “Merger Agreement”), by and among the Company, Merger Sub and Clearwire Corporation, a Delaware corporation (“Clearwire”). Pursuant to the Merger Agreement, Merger Sub will merge with and into Clearwire, with Clearwire surviving the merger as a wholly owned subsidiary of the Company.

The Third Amendment increased the Merger Consideration, as defined in the Merger Agreement, to $5.00 from $3.40. In addition, the Company and Clearwire agreed to amend certain other provisions in the Merger Agreement to, among other things:

•	provide that Clearwire’s special meeting of stockholders scheduled for June 24, 2013 will be convened and then immediately adjourned until July 8, 2013;

•

require Clearwire and its representatives immediately to cease and terminate any and all discussions and negotiations with DISH Network Corporation (“DISH”) and its affiliates with respect to the previously announced tender offer by a wholly owned subsidiary of DISH for the outstanding shares of Class A common stock of Clearwire (the “DISH Tender Offer”);

•	prohibit Clearwire from granting certain governance rights to DISH until termination of the Merger Agreement in certain circumstances;

•	amend the conditions under which the Company may terminate the Merger Agreement;

•

provide for the right of the Company to cause Clearwire to hold an annual meeting after termination of the Merger Agreement at which Sprint may replace its 7 designees to the Clearwire board of directors;

•	require Clearwire to pay to the Company a termination fee of $115,000,000 under certain specified circumstances; and

•

provide that, upon termination of the Merger Agreement in certain circumstances, Clearwire waives with respect to Sprint the application of the standstill provisions of the Equityholders’ Agreement, dated as of November 28, 2008, as amended, by and among Clearwire, Sprint HoldCo, LLC, SN UHC 1, Inc., Intel Capital Wireless Investment Corporation 2008A, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc. and Comcast Corporation.

Other than as expressly modified pursuant to the Third Amendment, the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission by the Company on December 18, 2012, remains in full force and effect as originally executed on December 17, 2012, as amended. The foregoing description of the Third Amendment is not complete and is qualified in its entirety by reference to the Third Amendment, which is filed hereto as Exhibit 2.1 and is incorporated herein by reference.

As of April 2, 2013, the Company and its subsidiaries owned 739,010,818 shares (or approximately 50.2%) of Clearwire’s voting common stock.

Under the terms of the Merger Agreement, upon the closing, Sprint agreed to pay to Clearwire stockholders cash in an amount of $5.00 per share equaling $3.9 billion in exchange for all shares of Clearwire common stock not currently held by Sprint. Sprint expects to fund the acquisition of such shares from its then existing liquidity balance. As of March 31, 2013, our liquidity balance was $9.3 billion. Upon consummation of the Sprint merger with SoftBank, Sprint expects to receive an additional $1.9 billion from SoftBank’s purchase of common stock.

Item 8.01.	Other Events.

Voting and Sale Agreements

In connection with the Third Amendment, on June 20, 2013, the Company entered into four Voting and Sale Agreements with Starburst II, Inc., a Delaware corporation (“Starburst”) and each of, respectively, (i) Mount Kellett Master Fund II-A, L.P., (ii) Highside Capital Management, L.P., (iii) Glenview Capital Management, LLC and (iv) C P Management, L.L.C. (each, a “Stockholder” and, collectively, the “Stockholders”). Pursuant to each Voting and Sale Agreement, each Stockholder has agreed, at any annual, special or other meeting of the stockholders of Clearwire called for the purpose of voting on the adoption of the Merger Agreement, to vote its shares of common stock of Clearwire in favor of, among other things, (i) approving and adopting the Merger Agreement; (ii) the matters to be voted upon by Clearwire’s stockholders pursuant to the Note Purchase Agreement, dated as of December 17, 2012, as amended on January 31, 2013 and February 26, 2013, by and among Clearwire, Clearwire Communications, LLC, Clearwire Finance, Inc. and the Company; and (iii) any proposal to adjourn or postpone the stockholders’ meeting held to approve and adopt the Merger Agreement.

In addition, unless the Effective Time (as defined in the Merger Agreement) has previously occurred, upon the earlier of October 15, 2013 and the termination of the Merger Agreement pursuant to its terms, Sprint will promptly deliver a notice thereof to each Stockholder (the “Termination Notice”). Upon the earlier of October 15, 2013 and the receipt of the Termination Notice, Sprint and each Stockholder shall consummate the purchase by Sprint of all of the common stock of Clearwire owned by each Stockholder as of the date of Voting and Sale Agreements and, in Sprint’s sole discretion, all or any portion of any additional shares of common stock of Clearwire then beneficially owned by each Stockholder, at a cash sale price per share equal to the greatest of (i) the Merger Consideration, (ii) the highest price per share of Clearwire common stock paid or to be paid in the merger and (iii) $5.00, without interest.

Each Voting and Sale Agreement will terminate upon the earliest to occur of the following: (i) the Effective Time, (ii) the consummation of all of the sales of common stock of Clearwire contemplated by each Voting and Sale Agreement and (iii) the written agreement of Sprint and each Stockholder. Each Stockholder has agreed that it will not transfer the shares of common stock of Clearwire owned by it until the termination of the respective Voting and Sale Agreement to which it is a party, subject to certain exceptions.

According to the Voting and Sale Agreements, the Stockholders own, in the aggregate, 127,347,499 shares (or approximately 9%) of Clearwire’s voting common stock.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Third Amendment to Agreement and Plan of Merger, dated as of June 20, 2013, by and among the Company, Merger Sub and Clearwire.

Cautionary Statement Regarding Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature. This document contains forward-looking statements relating to the proposed Merger between Sprint and Clearwire pursuant to the Merger Agreement and the related transactions (collectively, the “transaction”). All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits and synergies of the transaction; the competitive ability and position of Sprint and Clearwire; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (i) any conditions imposed in connection with the transaction, (ii) approval of the transaction by Clearwire stockholders, (iii) the satisfaction of various other conditions to the closing of the transaction contemplated by the Merger Agreement, (iv) legal proceedings that may be initiated related to the transaction, and (v) other factors discussed in Clearwire’s and Sprint’s Annual Reports on Form 10-K for their respective fiscal years ended December 31, 2012, their other respective filings with the U.S. Securities and Exchange Commission (the “SEC”) and the proxy statement and other materials that have been or will be filed with the SEC by Clearwire in connection with the transaction. There can be no assurance that the transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the transaction will be realized. None of Sprint, Clearwire or Collie Acquisition Corp. undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

In connection with the transaction, Sprint and Clearwire have filed a Rule 13e-3 Transaction Statement and Clearwire has filed a definitive proxy statement with the SEC. The definitive proxy statement has been mailed to the Clearwire’s stockholders. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT CLEARWIRE AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Clearwire with the SEC may be obtained free of charge by contacting Clearwire at Clearwire, Attn: Investor Relations, (425) 505-6494. Clearwire’s filings with the SEC are also available on its website at www.clearwire.com.

Participants in the Solicitation

Clearwire and its officers and directors and Sprint and its officers and directors may be deemed to be participants in the solicitation of proxies from Clearwire stockholders with respect to the transaction. Information about Clearwire officers and directors and their ownership of Clearwire common shares is set forth in the definitive proxy statement for Clearwire’s Special Meeting of Stockholders, which was filed with the SEC on April 23, 2013. Information about Sprint’s officers and directors is set forth in Sprint’s Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 28, 2013. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the definitive proxy statements regarding the transaction, which was filed by Clearwire with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT NEXTEL CORPORATION

Date: June 21, 2013

	By:	/s/ Charles Wunsch
	Name:	Charles Wunsch
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Third Amendment to Agreement and Plan of Merger, dated as of June 20, 2013, by and among the Company, Merger Sub and Clearwire.

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